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                                                                    Exhibit 10.6

INSTRUMENT PVSS/SPV NO. 09/98 - ANATEL

     INSTRUMENT OF AUTHORIZATION TO RENDER TELECOMMUNICATIONS CARRIER NETWORK SERVICES

By this instrument, AGENCIA NACIONAL DE TELECOMUNICACOES (the National Telecommunications Agency), hereinafter referred to as ANATEL, a FEDERAL GOVERNMENT entity, in exercising the authority bestowed on it under article 19, IX, together with article 207, paragraph 3 of Federal Law No. 9472 of July 16, 1997, the General Telecommunications Law (Lei Geral de Telecomunicacoes - LGT), herein represented by its President, RENATO NAVARRO GUERREIRO, Brazilian, married, bearer of identity card RG No. 2.613.636-IFP/RJ and enrolled in the Individual Taxpayers' Register of the Finance Ministry (CPF/MF) under No. 257.085.207-44, jointly with Board Member ANTONIO CARLOS VALENTE DA SILVA, Brazilian, married, bearer of identity card RG No. 31547-CREA and CPF/MF No. 371.560.557-04, as per the approval of its Board of Governors contained in Resolution No. 36, of July 21, 1998, published in the Official Gazette of the Federal Executive (DOU) on July 22, 1998, AUTHORIZES, pursuant to article 131 of the LGT, TELECOMUNICACOES DO RIO DE JANEIRO S.A - TELERJ, enrolled in CGC/MF under No. 33.000.118/0001-79, hereinafter referred to as AUTHORIZED PARTY, represented herein by its President, DANILO DE ALMEIDA LOBO, Brazilian, married, bearer of identity card RG No. 1.404.016-IFP/RJ and CPF/MF No. 012.759.177-04, and by its Services Director, LUIZ AMOR VIOLA CUERVO, Brazilian, married, bearer of Identity Card RG No. 02.276.347-8-IFP/RJ and CPF/MF No. 126.981.307-25, to provide the services described below, subject to rules and conditions defined herein:

                         SECTION I - AUTHORIZED SERVICES

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1.1 - By this Instrument, TELECOMUNICACOES DO RIO DE JANEIRO S.A - TELERJ,
identified above, is authorized to render Telecommunications Carrier Network Services for general public use, under a private system.

1.1.1 - The TELECOMMUNICATIONS CARRIER NETWORK SERVICE means the services that are intended to convey between fixed points any voice, telegraph, data or any other type of telecommunications signals.

1.1.2 - The rendering of the services listed in Exhibit I is encompassed in the rendering of Telecommunications Carrier Network Services.

1.1.2.1 - The adaptation of any other services rendered as part of the subject matter of this Instrument shall be conditional on ANATEL's prior consent.

1.1.3 - The rendering of the Switch Fixed Telephone Service intended for the use of general public (STFC) and the rendering of Mass Communications Services, as defined in the General Regulations on Telecommunications Services, have not been included in the Telecommunications Carrier Network Services, having been excluded from it.

1.2 - This Instrument does not grant the AUTHORIZED PARTY any exclusivity rights or prerogatives, or any privileges in the rendering of the service being authorized herein.

1.3 - AUTHORIZED PARTY undertakes to assure compliance with the social role of the service that is the subject matter of this Instrument, as well as the charges arising therefrom.

1.3.1 - Under public calamity or catastrophe situations, the AUTHORIZED PARTY undertakes to offer its service to whatever public agencies may need them, on a priority basis.

                           SECTION II - COVERAGE AREA

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2.1 - This Authorization covers the entire geographical area encompassed by
Sector 1 (one) of Region 1, as defined in Decree No. 2534 of April 2, 1998, which approves the General Concessions Plan.

                           SECTION III - EFFECTIVENESS

3.1 - This Authorization has been issued for an indeterminate term, and its effectiveness is conditioned to the maintenance of the requisites set out in this Instrument, especially in Sections V, IX, X, XI and XX, to compliance with the commitments that are of interest to the general public, as specified in item
15.2 of this Instrument, and to observance of the telecommunications regulations.

                           SECTION IV - GRATUITOUSNESS

4.1 - This Authorization is issued free of charge pursuant to article 207, paragraph 3, of the LGT.

4.1 - The gratuitousness referred to in item 4.1 dos not preclude the obligation to pay the Installation and Operation Monitoring Fees, nor does it relegate the remunerated nature of the authorizations to use radio frequencies, pursuant to article 48 of the LGT, nor does it exclude the obligation to contribute to the funds set forth in articles 77 and 81, II of the LGT.

4.2.1 - In case of failure to previously inform ANATEL pursuant to the regulations, the cessation of the providing of the services or the use of telecommunications stations shall not preclude the mandatory payment of the respective fees.

            SECTION V - CONDITIONS FOR ISSUANCE OF THIS AUTHORIZATION

5.1 - AUTHORIZED PARTY specifically represents herein that it fulfills the following conditions:

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I - that it has been incorporated according to Brazilian laws;

II - that its headquarters and management are located in Brazil;

III - that it has not been forbidden to enter into contracts with Public Authorities;

IV - that it has not been declared disreputable;

V - that the forfeiture of the concession, permission or authorization to provide telecommunications services granted or issued on its behalf over the previous two years, has not been decreed;

VI - that its right to use the radio frequencies needed to provide the services authorized herein has not been extinguished.

VII - that it has the necessary technical qualifications enabling it to provide the services;

VIII - that it has the necessary economic and financial condition, and it is in good standing as regards taxes and before Social Security;

IX - that it is in compliance with the provisions of article 207, paragraph 3 of the LGT.

5.2 - During the execution of the service that is the subject matter of this Authorization, the AUTHORIZED PARTY undertakes to adhere to all the conditions referred to in item 5.1 on pain of termination as envisaged in this Instrument.

5.3 - AUTHORIZED PARTY is subject to the sanctions set out in the regulations, particularly those in article 173 of the LGT, in case of inexistence or irregularity of any of the conditions listed in this Section.

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           SECTION VI - RIGHTS AND OBLIGATIONS OF THE AUTHORIZED PARTY

6.1 - AUTHORIZED PARTY is entitled to freely provide the service established herein, under a private system, and as any other party allowed to commercially explore economic activities, AUTHORIZED PARTY must abide by the principles and rules pertaining to free initiative and competition, to the social role of property, to consumer protection and to repression to the abuse of economic power.

6.2 - Whenever it feels it is being victimized by unfair competition or abuse of economic power, the AUTHORIZED PARTY shall be entitled to submit a petition to ANATEL.

6.3 - AUTHORIZED PARTY is free to contract third parties to develop activities that are inherent, accessory or complementary to the service being authorized herein, as well as to implement related projects, according to the regulations.

6.4 - During performance of the activities related to the authorized service, the AUTHORIZED PARTY may make use of information pertaining to individual use of the service by the user, and AUTHORIZED PARTY is also allowed to disclose to third parties any aggregate information pertaining to the use of its services, provided said disclosure does not result in the direct or indirect identification of the user or in the violation of its privacy.

6.4.1 - The disclosure of individual information pertaining to the user shall depend on the latter's specific and express permission.

6.5 - AUTHORIZED PARTY undertakes to abide by quality goals for the services that have been established by ANATEL, as per the regulations.

6.6 - AUTHORIZED PARTY undertakes to maintain at ANATEL's disposal at any time an updated file of the users that have contracted its services, said file to contain at least the name or the company name of the user as well as its domicile or headquarters.

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6.6.1 - Whenever so requested by ANATEL, the AUTHORIZED PARTY shall provide information regarding the use of the services by the users.

6.7 - The keeping of separate accounting records pertaining to the service authorized herein is an obligation of the AUTHORIZED PARTY, including the segmentation of the accounting records pertaining to the industrial exploitation of the means pertaining to the service.

6.8 - The infrastructure to be used by the AUTHORIZED PARTY in the rendering of the service authorized herein must adhere to the technical rules and to municipal and state laws relating to civil construction and to the installation of cables and equipment on public thoroughfares.

6.9 - The amounts expended by the AUTHORIZED PARTY with foreign entities to contract management services, including technical assistance, may not exceed the following percentage rates of the annual revenues obtained from the service authorized herein, net of any taxes and contributions:

A) one percent (1%) per year, until December 31, 2000;

B) zero point five percent (0.5%) per year, from January 1, 2001 to December 31, 2002;

C) zero point two percent (0.2%) per year, as of January 1, 2003.

6.9.1 - Decisions pertaining to item 6.9 shall be taken during extraordinary shareholders meetings, and until December 31, 1998, the AUTHORIZED PARTY must include in its bylaws that preferred shares shall be entitled to vote said decisions, without prejudice to the provisions of article 115, paragraph 1 of Law No. 6404, of December 15, 1976.

                           SECTION VII - USERS' RIGHTS

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7.1 - AUTHORIZED PARTY undertakes to abide by the rights of the users of the services the rendering of which is being authorized herein, especially:

I - access to the service and its fruition within the quality, regularity and efficiency standards envisaged in the regulations;

II - non-discriminatory treatment as to access conditions and the fruition of the service;

III - access to adequate information as to the conditions pertaining to the providing of the service and the prices charged;

IV - the inviolability and secrecy of its communications, in compliance with the constitutional and legal events and conditions regarding the breach of telecommunications confidentiality;

V - non-disclosure of its access code, free of charge, by means of a request forwarded to the AUTHORIZED PARTY.

VI - prior cognizance of any and all changes made to the conditions for the providing of the service, which may affect it directly or indirectly, including and especially the events regarding the beginning of the services, their suspension and termination;

VII - privacy as regards billing documents, and the use of its personal information by the AUTHORIZED PARTY.

VIII - the receipt within reasonable timeframes of efficient answers to its complaints;

IX - the forwarding of complaints or the filing of proceedings against the AUTHORIZED PARTY before ANATEL or before the consumer protection organizations;

X - redress for the damages caused as a result of the breach of its rights;

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XI - not to be obliged to use services or to acquire goods or equipment in which the client is not interested.

7.1.1 - A user is construed to be any individual which, directly or indirectly, makes use of the service authorized herein, irrespectively of having contracted it or not.

7.2 - The relationship between the AUTHORIZED PARTY and its users shall be governed by private law, there not being established any legal relationship between the users and ANATEL.

                      SECTION VIII - ANATEL'S PREROGATIVES

8.1 - Without prejudice to the remaining regulatory provisions, ANATEL shall:

I - assure adherence to the rules and regulations in effect, as well as those that may be issued during the effectiveness of this Authorization;

II - inhibit any behavior prejudicial to free competition;

III - prevent economic concentration, including through the imposition of restrictions, limits or conditions to convey this Instrument;

IV - inspect the service that is the subject matter of this Instrument, applying all legal and regulatory sanctions; and

V - extinguish this Instrument in the cases envisaged in this instrument or in the applicable legislation.

8.2 - ANATEL may impose restrictions to the providing of the service being authorized herein, pursuant to article 128 of the LGT.

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8.3 - ANATEL may order that the AUTHORIZED PARTY stop transmissions immediately from any telecommunications station that may cause harmful interference to the regularly installed telecommunications services until such time when said interference has been eradicated.

8.4 - ANATEL may carry out a survey to determine the satisfaction of the users of the service being provided by the AUTHORIZED PARTY, disclosing the results of this survey to the community.

        SECTION IX - GENERAL CONDITIONS FOR THE RENDERING OF THE SERVICE

9.1 - The service that is the subject matter of this Authorization shall be provided according to the technical projects pertaining to its installations, interfaces and points of interconnection, the AUTHORIZED PARTY pledging to maintain said projects always up to date and made available to ANATEL.

9.1.1 - Within one hundred and eighty (180) days counted as of the execution of this Instrument, the AUTHORIZED PARTY shall forward to ANATEL the summaries of the updated technical projects pertaining to the service being authorized herein, signed by an accredited professional and accompanied by its respective Technical Responsibility Annotations (ART).

9.2 - AUTHORIZED PARTY undertakes to strictly adhere to all regulations having to do with the service being authorized herein, subject as well to new regulations and to any amendments that may be enacted.

9.3 - Without prejudice to compliance with the regulations referred to in item 9.2, the AUTHORIZED PARTY undertakes to abide for thirty-six (36) months counted as of the issuance of this Instrument by the following provisions that are applicable to the service authorized herein:

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     I - Decree No. 1589 of August 10, 1995;

     II - Interministerial Ordinance No. 166, of April 29, 1996;

     III - Ordinance No. 292 of November 29, 1995 issued by the Ministry of Communications;

     IV - Ordinance No. 39, of April 10, 1991 issued by the National Communications Department of the Ministry of Infrastructure;

     V - Interministerial Ordinance No. 162, of August 20, 1982 of the Ministries of Education and Culture and that of Communications;

     VI - Ordinance No. 105 of October 22, 1985, issued by the Ministry of Communications;

     VII - Ordinance No. 221, of April 3, 1997, issued by the Ministry of Communications, pertaining to the National Security Agencies.

9.3.1 - During the timeframe referred to in item 9.3, the AUTHORIZED PARTY shall be allowed to carry out a gradual phasing out of the benefits set forth in the provisions contained in this same item by entering into an agreement with their beneficiaries.

9.3.2. Once the timeframe envisaged in item 9.3 is over, the regime of free prices envisaged in item 15.1 of this Instrument shall take effect.

9.4 - AUTHORIZED PARTY shall not have any vested rights to continue the conditions in effect on the execution date hereof, and shall observe the new conditions that may be imposed by law or by regulations to be issued by ANATEL.

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9.5 - AUTHORIZED PARTY shall ensure that installation of the telecommunications stations and expansion thereof is in conformity with applicable regulations, especially with regard to limitations related to distance from airports, aerodromes, radio-goniometric stations and Indigenous areas

9.6 - The installation, operation and deactivation of a telecommunications station shall observe the provisions set out in the regulations.

9.7 - AUTHORIZED PARTY shall be allowed to render the service authorized herein at its own risk and expense, it being held fully accountable for any losses arising from said rendering.

9.8 - AUTHORIZED PARTY shall be held solely liable for any damage suffered by its users or by third parties due to the rendering of the service authorized herein, and ANATEL shall be held harmless from and against any liability in this regard.

9.9. Pursuant the provisions contained in the regulation, the equipment used by the AUTHORIZED PARTY to provide the service hereunder must have been certified by ANATEL or have a certification acceptable by the latter.

9.10. Upon contracting of the services and upon acquisition of the equipment and materials entailed to the service which is the subject matter of this Instrument, the AUTHORIZED PARTY agrees to take into account the offers posed by independent suppliers, including the domestic ones, and to base its decisions with respect to the different offers presented, on objective price criteria, delivery conditions and technical specifications that have been set forth in the appropriate regulation.

9.10.1. In instances where the offers are equivalent, the AUTHORIZED PARTY undertakes to use as a tie-breaking criterion the preference to services offered by domestic companies, to equipment and materials manufactured in Brazil, including those

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manufactured using domestic technology. The equipollence referred to in item
9.10 shall be determined when, cumulatively:

I - the domestic price is equal to or lower than the price of the imported product, FOB on the national territory, including all the taxes levied upon it;

II - the delivery price is compatible with the needs of the service; and

III - the technical specifications set forth in the appropriate regulation have been met, and they have a certification either issued or accepted by ANATEL, as the case may be.

9.10.2 - Services are construed as those which are associated to research and development, planning, project, implementation and physical installation, operation, maintenance, supervision and evaluation tests of telecommunications systems.

9.10.3 - The placing into operation of the provisions of item 9.10 shall be regulated by ANATEL, including any applicable sanctions.

9.11 - AUTHORIZED PARTY is entitled to a non-discriminatory treatment and to fair prices and conditions for use, in the providing of the service hereunder, of public assets, posts, ducts, pipelines and easements belonging to telecommunications services providers of public interest or controlled by them, or other services that are of public interest.

9.11.1 - AUTHORIZED PARTY shall deal directly with the owners or controllers of the assets or means referred to in item 9.11, and ANATEL shall not have any obligation to render said assignments viable, except for the provisions of the regulations pertaining to telecommunications services providers.

9.12 - As long as this Authorization remains in effect, the AUTHORIZED PARTY and its controllers undertake to assure the actual existence within the national territory of the deliberation and implementation centers for strategic, managerial and technical decisions

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involved in the accomplishment of this Instrument, including causing said obligation to reflect on the composition of, and in the decision-making procedures of its administrative bodies.

9.12.1 - Up until December 31, 1998, the AUTHORIZED PARTY shall include in its bylaws provisions assuring compliance with the provisions contained in item 9.12.

9.13 - AUTHORIZED PARTY shall be required to accomplish the commitments undertaken before its users on dates prior to the execution of this Instrument, subject to the conditions of the agreements entered into and the obligations set forth in this Instrument, and in case of conflict, the terms that are favorable to the user shall prevail.

9.13.1 - AUTHORIZED PARTY may amend said agreements and commitments by entering into agreements with the users.

     SECTION X - SPECIFIC CONDITIONS FOR PROVIDING AND EXPLORING THE SERVICE

10.1 - The suspension of the service authorized herein or of any of its portions, such as defined in the regulations, and for a period in excess of twenty-four (24) consecutive hours, shall be justified to ANATEL within forty-eight (48) hours.

10.2 - The industrial exploitation by the AUTHORIZED PARTY of the means related to the service that is the subject matter of this Authorization shall be accomplished in a fair, equitable, and non-discriminatory manner, and it shall be the object of distinct accounting records, pursuant to item 6.7 of this Instrument.

10.3. Traffic is allowed between STFC networks and the service network being authorized herein throughout the national territory, with due regard for the provisions of item 1.1.3 of this Instrument.

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10.4 - Once the parameters, conditions and rules in effect at the time of execution of this Instrument have been accomplished, and pursuant to the provisions of article 135 of the LGT, the AUTHORIZED PARTY undertakes to provide preferential access to the authorized service to the following agencies:

     I - Essential agencies associated to the President of the Republic;

     II - The Commanding Staff of the Armed Forces;

     III - The Ministry of the Navy;

     IV - The Ministry of the Army;

     V - The Ministry of the Air Force;

     VI - The Ministry of Justice;

     VII - The Federal Police Department;

     VIII - The Military Police and the Fire Department.

10.4.1 - The commitment described in item 10.4 shall encompass the agencies or entities that may come to fully or partially undertake the functions of the agencies named therein.

           SECTION XI - AVAILABILITY OF RADIO FREQUENCY AUTHORIZATION

11.1 - Irrespectively of the payment of any surcharge, the AUTHORIZED PARTY is entitled to continue using the radio frequencies it was already using before July 16, 1997, associated to the providing of the service being authorized herein, with due regard for the conditions set forth in the regulations.

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11.1.1 - Pursuant to the provisions of article 207 of the LGT, said authorization to use the radio frequencies shall remain in effect until December 31, 2005, the AUTHORIZED PARTY being assured a single compensated extension for an additional period of fifteen (15) years.

11.1.2 - The provisions contained in item 11.1 do not preclude the mandatory payment of the required Fees and Contributions, pursuant to the law.

11.2 - The authorization to use radio frequencies that have not been included in item 11.1 of this Instrument shall be charged apart pursuant to the regulations.

11.3 - ANATEL shall evaluate all requests for authorization to use radio frequencies set aside for the expansion or to support the services being authorized herein, taking into account the possible restrictive characteristics as regards the execution of the service, the rational use of radio-electric spectrum and the public interest, with due regard for the provisions contained in the regulations.

11.4 - The right to use the radio frequencies referred to in this Section do not preclude ANATEL's prerogative to modify their use or to order a change in the power or in other technical characteristics.

11.5 - The unjustified failure to use the radio frequencies shall expose the AUTHORIZED PARTY to the applicable sanctions, pursuant to the regulations.

SECTION XII - CONFIDENTIALITY

12.1 - AUTHORIZED PARTY shall abide by the obligation to keep strictly secret and confidential the service being authorized, employing all possible means and technology to assure this right to its users.
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12.2 - AUTHORIZED PARTY shall make available the necessary technical resources to suspend confidentiality regarding telecommunications ordered by the courts, pursuant to the regulations.

                         SECTION XIII - INTERCONNECTION

13.1 - The interconnection with the telecommunications network shall comply with the provisions of the law.

              SECTION XIV - RULES REGARDING ABUSE OF ECONOMIC POWER

14.1 - AUTHORIZED PARTY undertakes to provide the service being authorized herein in strict compliance with the rules governing abuse of economic power, not to prejudice free competition, and not increase profits at will or to exert a dominant position within the market in an abusive fashion.

               SECTION XV - REMUNERATION FOR THE SERVICES PROVIDED

15.1 - AUTHORIZED PARTY is free to set its prices to provide the services hereunder, provided it does so in a fair, equitable and non-discriminatory fashion, pursuant to the provisions in 9.3 and 9.13.

15.2. The commitments referred to in items 1.3.1, 9.3, 9.13, 10.4 and 17.3 of this Instrument are of public interest, pursuant to article 135 of the LGT, and they are fully undertaken by the AUTHORIZED PARTY, which shall absorb the costs inherent therein through its own rendering of the services, without being entitled to any reimbursement or indemnity from ANATEL.

                             SECTION XVI - TRANSFER

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16.1 - AUTHORIZED PARTY may only transfer its corporate control or this
Authorization to third parties after having obtained prior consent from ANATEL, with due regard for the regulations.

16.2 - AUTHORIZED PARTY may undergo the process of spin-off, merger, transformation, incorporation or downsizing of its capital stock, provided the conditions listed in item 5.1 of this Instrument are complied with.

16.2.1 - Within at most sixty (60) days counted as of their accomplishment, any changes made pursuant to the provisions of item 16.2 must be submitted to be homologated by ANATEL by means of a petition substantiated by evidence that the provisions listed in item 15.1 have been complied with.

        SECTION XVII - NON-OBLIGATION TO CONTINUE AND THE RIGHT OF WAIVER

17.1 - This Instrument does not impose on AUTHORIZED PARTY the duty to provide continuity to the services, and AUTHORIZED PARTY shall be entitled to waiver pursuant to the terms of article 142 of the LGT, with due regard for the provisions of this Instrument.

17.1.1 - The right of waiver does not eliminate the duty of AUTHORIZED PARTY to ensure users, as established in this Instrument and in the regulation, to be notified in advance of any interruption or suspension of the services.

17.1.2 - Likewise, the right of waiver does not preclude the AUTHORIZED PARTY from the duty to accomplish its commitments that are of interest to the community, undertaken by it upon the execution of this Instrument.

17.2 - Without prejudice to the provisions in items 6.5 and 10.1 of this Instrument, the agreements to be entered into between the AUTHORIZED PARTY and its users shall contain clauses envisaging the terms for the cessation or suspension of services, the term that must precede the communication to that effect, and the discount in the corresponding

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prices, there being assured to the user the right to be informed of the discontinuance of the services by means of an advance notice which may not be less than:

     I - Forty-eight (48) hours in case of a suspension not caused by force majeure.

     II - One hundred and eighty days (180) in case of cessation.

17.2.1 - For the purposes of this Instrument, the following definitions shall apply:

     I - cessation - permanent interruption of the services;

     II - suspension - temporary interruption of the services.

17.3 - In case of the entities referred to in item 10.4, except for instances of force majeure and default of the user, the cessation of services may only occur if an advance notice of at least sixty (60) days is given.

17.3.1. The discontinuity in the providing of services to the entities mentioned in item 17.3 may give rise not only to the sanctions that may be applicable, but also to a request by ANATEL to have the Executive Branch declare imminent domain over the assets and equipment that are essential to the continuity of the services, it being set forth for the purposes of prior indemnity, the amount corresponding to the revenues obtained over the last twelve (12) months as result of the providing of the specific services, as posted in separate accounting records in compliance with item 6.7 of this Instrument.

                           SECTION XVIII - MONITORING

18.1 - AUTHORIZED PARTY shall permit the ANATEL agents at any time, free access to the equipment and facilities relating to the rendering of the service and its accounting records, and moreover, shall provide them with all the documents and information required for performance of the monitoring activities.

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18.1.1 - AUTHORIZED PARTY may appoint an assignee to accompany ANATEL's inspectors during their visits, inspections and activities.

18.1.2 - In compliance with the provisions of article 64 of its Regulations, approved by Decree No. 2388 of October 7, 1997, ANATEL may give confidential treatment to the technical, operational, economic and financial, and accounting information that it may request from the AUTHORIZED PARTY.

18.2 - AUTHORIZED PARTY undertakes to pay all monitoring fees pursuant to the law, especially Installation and Operation Monitoring Fees.

18.2.1. Said monitoring fees shall be paid as per the table found in Exhibit I to Law No. 5070 of July 7, 1966, together with its amendments.

                             SECTION XIX - SANCTIONS

19.1. During the effectiveness of this Instrument, the AUTHORIZED PARTY may be subject to the sanctions listed below, which shall be imposed as result of a substantiated decision handed down by ANATEL assuring the AUTHORIZED PARTY the right to due process, without prejudice to sanctions of a civil and penal nature:

     I - WARNING, which means a formal admonition, whether public or not, served to the AUTHORIZED PARTY when small irregularities or flaws are detected to exist in the providing of the authorized services.

     II - FINES - applicable under the following circumstances:

     A) an act or omission contrary to the provisions contained in this Instrument, which may give rise to losses to competition in the telecommunications sector, irrespective of any

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measures that may be adopted by CAD; fine up to R$25,000,000.00 (twenty-five million reais);

     B) failure to comply with the commitments envisaged in this Instrument or in the regulations, which have not been mentioned in this sub-item; said fine to extend up to R$ 20,000,000.00 (twenty million reais), without prejudice to the levying of other penalties envisaged in article 173 of the LGT;

     C) act or omission which may result in the violation of the rights of the users of the service being authorized herein, or which may cause losses to them as a result of the noncompliance with the quality goals established in item 6.5, or as result of discrimination as regards access and fruition of the service, irrespective of any measures that may be adopted by the National Consumer Protection System; fine up to R$ 15.000.000,00 (fifteen million reais);

     D) noncompliance with the obligation to engage services and to purchase equipment and materials manufactured in Brazil, equipollent to those available abroad, pursuant to the provisions of item 9.10; fine up to R$10.000.000,00 (ten million reais);

     E) act or omission which might cause hindrance or problems to ANATEL to exercise its monitoring activity, or which may imply in noncompliance with the obliations set out in this Instrument, in the regulations or in specific rules; fine up to R$ 5,000,000.00 (five million reais);

     F) use of non-certified chattels or equipment, when certification is required; fine up to R$2,000,000.00 (two million reais);

     III - FORFEITURE - applicable in the instances set out in Section XX of this Instrument, without prejudice to the fines envisaged therein.

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19.2 - The non-payment, or the untimely payment of any fine set by ANATEL pursuant to the provisions of this Instrument or the regulations, shall be construed as a serious breach, and it may cause the forfeiture of this Authorization.

19.2.1 - Any delays in the payment of the fines set out in item 19.2 shall cause the levying of an arrears fine of 0.33% (zero point thirty-three percent) per day, capped at ten (10%) percent over the amount due, accreted by the SELIC interest rate, to be levied over the amount of the debt, taking into account all the days of delay regarding the payment.

19.3 - The amounts of the fines envisaged in this Section shall be adjusted annually for inflation according to the IGP-DI rate of adjustment.

19.4. When applying and ascertaining the sanctions, ANATEL shall observe the following circumstances:

     I - damages caused to the service and to users, as arising from the infraction.

     II - the nature and the seriousness of the infractions;

     III - possible benefits obtained by the AUTHORIZED PARTY as deriving from the infraction;

     IV - the partaking of the AUTHORIZED PARTY in the market within its geographic area of operations;

     V - the background of the AUTHORIZED PARTY;

     VI - specific recidivism, construed as the repetition of a like transgression after having been served notice regarding the previous one;

     VII - general aggravating or attenuating circumstances regarding the infraction, as set forth in this Instrument.

19.4.1 - As regards the specific assessment of the fines, besides the general circumstances observed in item 19.4, ANATEL shall take into account the principle of proportionality between the seriousness of the fault and the intensity of the sanction.

19.5. - The existence of a prior sanction shall be construed as an aggravating circumstance as regards the application of another sanction.

19.6 - The application of the sanctions envisaged in this Instrument shall be preceded by an administrative proceeding, abiding by the rite envisaged in ANATEL's Internal Regulations, there being assured the formulation of a circumstantiated charge, the full defense of the AUTHORIZED PARTY and the confidentiality of the facts until their full investigation.

19.6.1. Under special circumstances, and in light of material urgency, ANATEL may apply urgent provisional relief measures before the AUTHORIZED PARTY exercises its right to defense.

                           SECTION XX - EXTINGUISHMENT

20.1 - This Instrument shall be extinguished as result of cessation, forfeiture, decline, waiver or annulment, with due regard for the provisions of this Section.

20.2. The cessation of this Authorization may be determined in case the AUTHORIZED PARTY incurs into one of the following conditions:

     I - Loss of the objective conditions underlying the issuance or continuity of this Instrument;

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     II - loss of the subjective conditions underlying the issuance or continuity of this Instrument;

     III - continued irregular standing before the tax authorities or Social Security;

     IV - later enjoinment to bid or to contract with Public Authorities;

     V - later representation of loss of uprightness;

     VI - extinguishing of the authority to use the radio frequencies that are essential to the providing of the service being authorized herein;

     VII - ruling of bankruptcy.

20.3. The forfeiture of this Authorization may be decided in the following circumstances:

     I - practice of a serious infraction;

     II - the irregular transfer of the authorization;

     III - repeated non-compliance of the commitments undertaken in this Instrument or in the regulations;

     IV - failure to pay the monitoring fees.

20.3.1 - Without prejudice to other instances that may be set forth in the regulations, the following are considered as being serious transgressions:

     I - the unjustified suspension of the service for over one (1) month;

     II - the failure to pay the fees or contributions levied over the service.

20.4 - The decay of this Instrument shall be decreed in case of future legislation which may prohibit the activity which is the subject matter of this Authorization, or if its exploitation is suppressed by a private company.

20.5 - The waiver may be accomplished if, through a formal, unilateral and irreversible act, the AUTHORIZED PARTY comes to represent through a simple request its lack of interest to continue rendering the service, except for the provisions referring to the commitments envisaged in this Instrument.

2.5.1 - Said waiver shall not release the AUTHORIZED PARTY from its covenants before third parties, particularly as regards the users, with due regard for the provisions of Section XVII of this Instrument, as applicable.

20.6. The annulment of the authorization shall derive by the recognition of administrative or judicial authorities of any irregularities regarding this Instrument which are impossible to remedy.

20.7. The administrative extinguishing of this Authorization in any of the instances described in this Section shall be decreed during an administrative proceeding especially incepted for this purpose, which, however, shall assure the AUTHORIZED PARTY the right to defense, with due regard for the provisions in the Internal Regulations of ANATEL as regards the Sanctioning Procedures.

20.7.1. In case said extinguishing has been predicated on a preceding administrative decision, assuring the right to defense, the AUTHORIZED PARTY shall be allowed to discuss again matters that have been already decided, or to present its defense or proof which could have been arisen during the previous administrative proceeding.

20.7.2 - The provisions of the previous item apply to prior administrative decisions taken by ANATEL and to the decisions taken by other Federal, State, Federal District or Municipal administrative agencies.

20.7.3 - In the instance outlined in item 20.3, IV of this Instrument, only the provisions of article 8 of Law No. 5070 of 1966 and its subsequent amendments shall apply.

20.7.4 - In case of waiver, the administrative proceeding shall serve to confirm the authenticity and the effectiveness of the manifestation of disinterest by the AUTHORIZED PARTY, as well as the accomplishment of the commitments that are of interest to the community.

20.8 - In case a regulation is enacted enjoining the activity being authorized herein, or suppressing the rendering of the service under a private regime, ANATEL shall incept an internal proceeding in which it shall evaluate if the maintenance of this Authorization is incompatible with the public interest.

20.8.1 - If the incompatibility mentioned in item 20.8 is determined to exist, ANATEL shall incept a contradictory proceeding purporting to extinguish this Authorization, subject to the provisions of item 20.7 of this Instrument.

20.8.2 - The act extinguishing this Authorization as result of decay shall set forth a term of at least five years during which the AUTHORIZED PARTY shall be allowed to carry on its activities, except if said AUTHORIZED PARTY is expropriated during this timeframe.

            SECTION XXI - EFFECTIVENESS, EFFICIENCY AND JURISDICTION

21.1. This Instrument shall take effect and it shall become efficient as of the publication of its excerpt in the Official Gazette of the Federal Executive.

21.2. The parties elect the courts of the Judiciary Section of the Federal Courts in the City of Brasilia, Federal District, to the exclusion of any other courts however privileged they may be, to settle any disputes arising out of this Instrument of Authorization.

In Witness Whereof, the parties sign this instrument in three (3) counterparts of equal form and content, in the presence of the undersigned witnesses to produce legal and judicial effects.

Brasilia, Federal District, July 27, 1998

ANATEL
RENATO NAVARRO GUERREIRO
President
Agencia Nacional de Telecomunicacoes - ANATEL

ANTONIO CARLOS VALENTE DA SILVA
Board Member
Agencia Nacional de Telecomunicacoes - ANATEL

TELERJ
DANILO DE ALMEIDA LOBO
President
TELERJ

LUIZ AMOR VIOLA CUERVO
Services Director
TELERJ

WITNESSES

Name: Sergio Renan Kern
ID No. 396.544-SSP/F

Name: Dirceu Baravieira
ID No. 5.380.723-SSP/DF

                                    EXHIBIT I

LIST OF THE SERVICES GRANTED UNDER THE AEGIS OF LAW NO. 4117 OF AUGUST 27, 1962, ENCOMPASSED IN THE RENDERING OF TELECOMMUNICATIONS CARRIER NETWORK SERVICES

1. SPECIAL TV AND VIDEO SIGNAL REPLICATION SERVICE

* Decree No. 2593 of May 19, 1998

2. SPECIAL AUDIO SIGNAL REPLICATION SERVICE

* Ordinance No. 294 of October 22, 1985 - Rule 02/85

* Ordinance No. 293 of November 14, 1991 - Rule 006/DNPV

3. DEDICATED LINE SERVICE (SLD)

* Ordinance 285 of November 29, 1995 - Rule 9/95

     3.1. DEDICATED LINE SERVICE FOR ANALOGICAL SIGNALS (SLDA)

     * Ordinance No. 286 of November 29, 1995 - Rule 10/95

     3.2. DEDICATED LINE SERVICE FOR DIGITAL SIGNALS (SLDD)

     * Ordinance No. 287 of November 29, 1995 - Rule 11/95

4. SWITCH NETWORK SERVICE PER PACKAGE

* Ordinance No. 086 of April 11, 1988 - Rule 001/88

* Ordinance No. 770 of October 13, 1994 - Rule 022/94

5. SWITCH NETWORK SERVICE PER CIRCUIT

* Ordinance No. 290 of November 29, 1995 - Rule 18/95